EXHIBIT 3



                                IRREVOCABLE PROXY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder (the "Stockholder") of Avatex Corporation, a corporation organized under the laws of the State of Delaware ("Avatex"), hereby constitutes and irrevocably appoints Phar-Mor, Inc., a Pennsylvania corporation ("Phar-Mor") with full power of substitution, such Stockholder's true and lawful attorney-in-fact, proxy and agent for him and on his behalf and in his name, place and stead, in any and all capacities, to receive all notices, and to represent, vote and consent or otherwise act, at any special or annual meeting of the stockholders of Avatex or any action by written consent in lieu thereof, with respect to all shares of Avatex Common Stock, par value $5.00 per share, held of record by such Stockholder now or hereafter, in such manner as Phar-Mor, may, in its exercise of its sole absolute discretion, determine, and without any notice to the Stockholder, whether or not such representation, vote or consent benefits the interests of the Stockholder, granting unto Phar-Mor, full power and authority to do and to perform each and every act and things requisite and necessary to be done in and about the premises, hereby ratifying and confirming all that Phar-Mor may lawfully do or cause to be done by virtue hereof.

     This proxy is irrevocable and constitutes a power coupled with an interest for all purposes.

     This proxy shall terminate upon the termination for any reason of the Stockholders Agreement, dated the date hereof, among, inter alia, Avatex and the undersigned Stockholder.

     IN WITNESS WHEREOF, the undersigned Stockholder has hereunder set his hand and seal as of the date specified.

DATED: June 18, 1999                             /s/ Moses Marx
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                                                 Signature


                                                 Moses Marx
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